                                                                      EXHIBIT 11

                      COLUMBIA/HCA HEALTHCARE CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
          FOR THE QUARTERS AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                 QUARTER         SIX MONTHS
                                            ----------------- -----------------
                                              1997     1996     1997     1996
                                            -------- -------- -------- --------
PRIMARY EARNINGS PER SHARE:
Net income................................. $    412 $    364 $    891 $    780
                                            ======== ======== ======== ========
Shares used in the computation (in thou-
 sands):
  Weighted average shares outstanding......  661,999  671,346  667,315  670,869
  Dilutive effect of common stock equiva-
   lents...................................    5,107    6,629    6,061    7,143
                                            -------- -------- -------- --------
    Shares used in computing earnings per
     share.................................  667,106  677,975  673,376  678,012
                                            ======== ======== ======== ========
      Primary earnings per share........... $    .62 $    .54 $   1.32 $   1.15
                                            ======== ======== ======== ========
FULLY DILUTED EARNINGS PER SHARE:
Net income................................. $    412 $    364 $    891 $    780
                                            ======== ======== ======== ========
Shares used in the computation (in thou-
 sands):
  Weighted average common shares outstand-
   ing.....................................  661,999  671,346  667,315  670,869
  Dilutive effect of common stock equiva-
   lents...................................    5,919    6,768    6,475    7,417
                                            -------- -------- -------- --------
    Shares used in computing earnings per
     share.................................  667,918  678,114  673,790  678,286
                                            ======== ======== ======== ========
      Fully diluted earnings per share..... $    .62 $    .54 $   1.32 $   1.15
                                            ======== ======== ======== ========

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